                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                          Star Scientific, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                             STAR SCIENTIFIC, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 10, 1999

                            ------------------------

TO THE STOCKHOLDERS OF STAR SCIENTIFIC, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Star Scientific, Inc., a Delaware corporation (the "Company"), will be held at the Conference Room of the Virginia Biotechnology Research Park, located at 800 E. Leigh Street, Richmond, Virginia, on Friday, December 10, 1999, at 10:00 A.M., local time, for the following purposes:

            I. To elect three members of the Board of Directors, each to serve until the 2002 annual meeting.

           II.To ratify the appointment of Aidman, Piser & Company, P. A. as independent accountants to audit the Company's 1999 financial statements.

          III. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed October 29, 1999 as the record date for determining the holders of the Company's Common Stock and Series B Convertible Preferred Stock entitled to notice of and to vote at the meeting. Consequently, only holders of Common Stock and Series B Convertible Preferred Stock of record on the transfer books of the Company at the close of business on October 29, 1999 will be entitled to notice of and to vote at the meeting.

     We invite all stockholders to attend the meeting. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, HOWEVER, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you attend the meeting, you may vote in person, even though you have sent in your proxy.

                                          Esteban A. Ferrer
                                          Secretary

Petersburg, Virginia
November 11, 1999

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             STAR SCIENTIFIC, INC.
                             16 SOUTH MARKET STREET
                           PETERSBURG, VIRGINIA 23803

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     The accompanying proxy is solicited by the Board of Directors of Star Scientific, Inc., formerly known as Eye Technology, Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders to be held on Friday, December 10, 1999. Copies of this proxy statement and the accompanying proxy are being mailed on or about November 11, 1999, to the holders of record of the Company's Common Stock, par value $.01 per share ("Common Stock") and to the holders of record of the Company's Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock") as of October 29, 1999 (the "Record Date"). The proxy may be revoked by a stockholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company or by voting in person at the meeting. The expense of this solicitation will be paid by the Company. Some of the directors, officers and regular employees of the Company may, without additional remuneration, solicit proxies personally and by telephone or mail.

     The persons named in the accompanying proxy will vote as set forth under "Election of Directors" with respect to the election of directors. With respect to the other subjects referred to in this proxy statement, the persons named in the accompanying proxy will vote as stated in the proxy. If no specification as to the election of directors or the other subjects is made, shares represented by duly executed and unrevoked proxies in the enclosed form will be voted for the election as directors of the nominees listed herein, and, with respect to any other matter that may properly come before the meeting, in the discretion of the persons voting the respective proxies.

     Except as may otherwise be provided by Delaware law, the holders of Common Stock of record at the close of business on October 29, 1999 will be entitled to one vote per share and the holders of Series B Preferred Stock will be entitled to five hundred votes per share on all business of the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding votes of Common Stock and Series B Preferred Stock outstanding on the record date (the "Combined Voting Power"), will constitute a quorum to conduct business at the meeting. Proxies submitted which are marked "abstain" or "withhold authority" will be deemed present at the meeting for purposes of determining the presence of a quorum to conduct business at the meeting. On October 29, 1999, there were 58,495,241 shares of Common Stock outstanding and 61 shares of Series B Preferred Stock outstanding. Consequently, as of the record date, the holders of Common Stock had 58,495,241 votes and the holders of Series B Preferred Stock had 30,500 votes, representing approximately 99.95% and
 .05% of the Combined Voting Power of all such securities, voting as a single class. Holders of Common Stock and Series B Preferred Stock do not have cumulative voting rights.

     If a quorum is present, the election of directors will be decided by a plurality of the Combined Voting Power represented in person or by proxy at the meeting and entitled to vote thereon. Under Delaware law, the Company's Certificate of Incorporation and By-laws, shares represented by proxies as to which a stockholder abstains or withholds authority from voting on the election of directors, and shares as to which a broker indicates that it does not have discretionary authority to vote (referred to herein as non-votes by brokers) with respect to any or all nominee(s) for director, will not be deemed present for purposes of voting on the election of any or all such nominee(s) for director and therefore will have no impact on the vote on any or all such nominee(s).

     The approval of all other matters scheduled to be brought before the meeting will require the affirmative vote of a majority of the Combined Voting Power represented in person or by proxy at the meeting and entitled to vote thereon. Under Delaware law, the Company's Certificate of Incorporation and By-laws, shares represented by proxies which are marked "for", "against" or "abstain" with respect to these other matters will be counted for purposes of determining the vote required for approval of these other matters, and the total number of votes cast "for" each of these other matters will determine whether sufficient affirmative votes have been cast. An abstention from voting on these other matters will have the same legal effect as a vote against the matter. Shares represented by proxies which are marked "withhold authority" (including non-votes by brokers) will not be counted for purposes of determining whether these other matters have been approved and therefore will have no impact on the vote on any such matter.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation and By-laws, the Board of Directors is divided into three classes. Members of each class serve for a three-year term and until the election and qualification of their successors, or their earlier resignation or removal. The term of office for the directors who have been nominated for election at the 1999 Annual Meeting will expire on the date of the 2002 Annual Meeting (Class One). The term of office of the second class of directors will expire at the annual meeting of stockholders to be held in 2000 (Class Two) and the term of office of the third class of directors will expire at the annual meeting of stockholders to be held in 2001 (Class Three). Malcolm L. "Mac" Bailey, James A. McNulty and Elliot D. Prager, M.D. currently serve as Class One Directors, Jonnie R. Williams and Mark W. Johnson currently serve as Class Two Directors, and Robert J. DeLorenzo, M.D., Ph.D., M.P.H. and Leo S. Tonkin currently serve as Class Three Directors.

     Because the Board is divided into classes, only those directors in a single class may be changed in any one year. Consequently, changing a majority of the Board generally would require two years. A classified Board, which may be regarded as an "anti-takeover" provision, may make it more difficult for the Company's stockholders to change the majority of directors and thus have the effect of maintaining continuity of management. Pursuant to the Company's By-laws, newly created directorships resulting from any increase in the number of directors or vacancies resulting from death, resignation, disqualification or removal shall be filled by the affirmative vote of a majority of the Board of Directors, and if necessary, may be filled by less than a quorum of the Board of Directors or by the sole remaining director. Any such newly-elected director shall remain on the Board for the full term of the class of directors to which the director was elected and until such director's successor is elected. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Three Class One directors are to be elected at the 1999 Annual Meeting of Stockholders to serve until the 2002 Annual Meeting of Stockholders and until their respective successors are elected and qualify or their earlier resignation or removal. The persons named in the accompanying proxy intend to vote for the election of the nominees identified below unless authority to vote for one or more of such nominees is specifically withheld in the proxy.

     The nominees for election to the Company's Board of Directors as Class One directors are Malcolm L. "Mac" Bailey, Paul L. Perito, Esquire and Elliot D. Prager, M.D., whose terms will expire at the annual meeting of stockholders to be held in 2002. Mr. James A. McNulty is not standing for reelection to the Board of Directors.

     The Board of Directors is informed that each of the nominees is willing to serve as a director, but if any of the nominees should decline to serve or become unavailable for election as a director at the meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                            VOTE "FOR" EACH NOMINEE

            DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     MALCOLM L. BAILEY. Mr. Bailey, 55, is the President of the Company. He has served as the President of the Company since October 1998, and as a Class One director of the Company since May 1998. Mr. Bailey owns the second largest tobacco-growing operation in Virginia and has owned and served as the President of Golden Leaf Tobacco Company, a tobacco leaf dealer, for over twenty years. Since 1994, Mr. Bailey has owned and served as President of S&M Brands, Incorporated, a cigarette manufacturing company. Mr. Bailey continues as President of the Virginia Agricultural Growers Association, the largest trade association for flue cured tobacco farmers in the Commonwealth of Virginia.

     ROBERT J. DELORENZO, M.D., PH.D., M.P.H. Dr. DeLorenzo, 52, has served as Chairman of the Board of Directors of the Company since February 1998 and as the Chief Executive Officer since October 1998. He is a Class Three director. Since 1985, he has served as Neurologist-in-Chief and Professor of Pharmacology and Toxicology at the Medical College of Virginia Hospitals, and as Chairman and Professor of Neurology and Director of Molecular Neurobiology Laboratories at the Medical College of Virginia. Dr. DeLorenzo holds his Ph.D. in neuropharmacology from Yale University, his M.D. from Yale University School of Medicine and his M.P.H. from the Yale School of Epidemiology and Public Health.

     MARK W. JOHNSON. Mr. Johnson, 35, has served as a Class Two director of the Company since June 1999. He currently serves as Senior Vice President of the Gilder Group, the services of which include assisting companies to understand potential disruptive technologies within industries. From 1994 to 1999, he served as a senior associate with Booz-Allen & Hamilton, Inc. From 1989 to 1994, he served as a Naval officer in Washington, D.C. He also serves as a director of the Washington Workshops Foundation. Mr. Johnson graduated from the United States Naval Academy, received a Masters Degree from Columbia University and subsequently graduated from the Harvard Business School.

     PAUL H. LAMB, III. Mr. Lamb, 66, has served as President and Chief Executive Officer of Star Tobacco and Pharmaceuticals, Inc., a wholly-owned subsidiary of Star Scientific, Inc. since January 1999. From 1990 to 1994, he served as President of Star Tobacco Corporation, and as a director of that company since 1990 and served as a consultant to the Company until assuming his current position in January 1999. From 1986 to 1990, Mr. Lamb founded and operated Lamb Services, Ltd., an engineering consulting firm, and from 1958 to 1986 he was employed with Brown & Williamson Tobacco Corporation where he held a variety of engineering positions. Mr. Lamb has served as a director of the Southside Regional Medical Center in Petersburg, Virginia for twenty-six years. Mr. Lamb graduated, with a degree in civil engineering, from Virginia Military Institute (VMI).

     JAMES A. MCNULTY. Mr. McNulty, 49, has served as Chief Financial Officer of the Company since October 1998, and a Class One director of the Company since December 1998. From 1979 to 1997, he was a principal of McNulty & Company, a certified public accounting firm. In 1997, he co-founded and is the Chairman of the Board of BusinessLinks International, Inc., a company specializing in interactive sales training. Mr. McNulty also has served as a director of Pinnacle Group Holdings, Inc. since 1995. Mr. McNulty is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants and the National Association of Certified Valuation Analysts.

     PAUL L. PERITO, ESQUIRE. Mr. Perito, 62, has served as Executive Vice President, General Counsel and Chief Ethics Officer of the Company since June 1999. Previously, Mr. Perito was a senior partner in the law firm of Paul, Hastings, Janofsky & Walker LLP ("PHJ&W") from July 1991 until he assumed responsibilities at the Company. Mr. Perito has assumed the role of senior counsel to PHJ&W. Mr. Perito has been National Co-Chair of the White Collar Corporate Defense Practice Group at PHJ&W since 1991, and Chair of the Litigation Department in that firm's Washington D.C. office since 1995. Prior to his re-entry into private practice, he served as Chief Counsel and Deputy Director of the White House Special Action Office on Drug Abuse Prevention (Drug Czar's Office) from 1971 to 1973. Mr. Perito was confirmed by the Senate for that position in March 1972. From 1970 to 1971, Mr. Perito served as Chief Counsel and Staff Director to the U.S. House of Representatives Select Committee on Crime. Immediately prior to serving the Congress, Mr. Perito was an Assistant United States Attorney in the Southern District of New York, U.S. Department of Justice. Mr. Perito graduated from Tufts University and Harvard Law School. Mr. Perito was a Rotary International Scholar at the Victoria University of Manchester in Manchester, England and in Lund University, Lund, Sweden in P.P.E. in 1960-61 before entering Harvard Law School.

     ELLIOT D. PRAGER, M.D. Dr. Prager, 58, has served as a Class One director of the Company since August 1999. From 1974 to the present, he has performed colon and rectal surgery at the Sansum Medical Clinic in Santa Barbara, California and served on its Board of Directors from 1980 to 1986. From 1995 to September 1999, he served as Chairman of the Residency Review Committee for Colon and Rectal Surgery. From 1998 to the present, he has served as Medical Director of the Cottage Hospital Operating Room. He holds an appointment as Associate Clinical Professional at the University of Southern California. Dr. Prager graduated from Dartmouth College and holds his M.D. from Harvard Medical School.

     LEO S. TONKIN, ESQUIRE. Mr. Tonkin, 61, has served as a Class Three director of the Company since October 1998. He is a founder of the Washington Workshops Foundation established in 1967 and currently serves as a director of the Washington Workshops Foundation. He served as a member of the White House Conference on Youth in 1971 and as Special Assistant to the Chairman of the United States House of Representatives Select Committee on Crime in 1972. He has served as Chairman of the Board of Trustees of St. Thomas Aquinas College and as a trustee of Immaculata College. Mr. Tonkin is a graduate of Johns Hopkins University and received his law degree from Harvard Law School.

     JONNIE R. WILLIAMS. Mr. Williams, 44, has served as Senior Vice President of Marketing and Product Development since June 1998. From October 1998 to June 1999, he served as Chief Operating Officer and Executive Vice President of the Company. He has served as a Class Two director since September 1998. From 1994 to 1998, he served as Director of Product Development and Director of Marketing of Star Tobacco and Pharmaceuticals, Inc. He is a co-founder of the Company and co-inventor of a curing process which is the subject of an exclusive license agreement with the Company.

     The non-employee directors of the Company ("Outside Directors") generally are granted a stock option to purchase up to 50,000 shares of Common Stock on the date such Outside Director is first elected to the Board of Directors. Each stock option granted to an Outside Director is granted under the Company's 1998 Stock Option Plan (the "Plan") and is exercisable at a price equal to the fair market value of the Common Stock on the date of grant (as determined in accordance with the Plan). Each Outside Director also receives a fee of $1,000.00 for his participation in each meeting of the Board of Directors and any committee meeting. Directors who are employees also may receive compensation in their capacity as Company employees, as described elsewhere in this Proxy Statement.

BOARD OF DIRECTOR MEETINGS AND ATTENDANCE

     The Board of Directors held seven meetings during 1998. Each incumbent director who was a director during 1998 attended at least 75% of the aggregate of all meetings of the Board during the period he served thereon. Currently, there are no standing committees of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires directors and executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities ("10% Stockholders") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's equity and equity derivative securities. Based solely upon a review of the copies of such reports furnished to the Company, or written representations from reporting persons, the Company believes that during 1998 each of Messrs. Bailey, McNulty and Dr. DeLorenzo was delinquent in filing his Form 3 and Mr. Tonkin was delinquent in filing his Form 5, each due to administrative oversight as a result of a change of outside counsel. Each is now in compliance.

                                  PROPOSAL II

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to stockholder ratification, the Board of Directors has appointed the firm of Aidman, Piser & Company, P. A. as independent accountants to audit the Company's financial statements for 1999. If the stockholders do not ratify this appointment, the appointment will be reconsidered by the Board of Directors.

     Aidman, Piser & Company, P. A. has audited the Company's financial statements since January 15, 1999. The Company has previously reported in the Company's Form 10-KSB, effective April 15, 1999, the change in principal accountants for the fiscal year ended December 31, 1998. Services provided for the year ended December 31, 1998 included: audit of the Company's financial statements, review of the Company's filings with the Securities and Exchange Commission, and consultation on matters related to accounting, taxation and financial reporting. Representatives of Aidman, Piser & Company, P. A. are expected to be present at the 1999 Annual Meeting of Stockholders, at which they will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                          VOTE "FOR" SUCH RATIFICATION

                                      III

                                 OTHER BUSINESS

     The Board of Directors does not intend to present to the meeting any business other than the matters described in this proxy statement. If any other matter is presented to the meeting which under applicable proxy regulations need not be included in this proxy statement or of which the Board of Directors did not know a reasonable time before this solicitation would be presented, the persons named in the accompanying proxy will vote proxies with respect to such matter in accordance with their best judgment.

                             EXECUTIVE COMPENSATION

     The following tables show for the periods indicated the compensation paid to, or accrued for the benefit of, all individuals serving as the Company's Chief Executive Officer during 1998, regardless of compensation level, and each other executive officer of the Company whose aggregate remuneration exceeded $100,000 for services rendered to the Company, during the year ended December 31, 1998 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                              ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                       ---------------------------------      ----------------------------
                                                            OTHER ANNUAL       RESTRICTED       SECURITIES      ALL OTHER
                                        SALARY     BONUS    COMPENSATION         STOCK          UNDERLYING       COMPEN-
 NAME AND PRINCIPAL POSITION    YEAR     ($)        ($)         ($)           AWARDS($)(1)      OPTIONS(#)       SATION
 ---------------------------    ----   --------   -------   ------------      ------------      ----------      ---------
Robert J. DeLorenzo,
Chairman(2) and Chief
Executive Officer.............  1998         --        --           --                --                --            --
James A. McNulty, Chief
Financial Officer(3)..........  1998   $ 29,423   $80,000           --          $250,000                --       $15,000(4)
Jonnie R. Williams, Chief       1998   $400,000        --           --                --                --            --
Operating Officer and
  Executive                     1997         --        --     $565,000(6)             --                --            --
Vice President(5).............  1996         --        --     $387,500(6)             --                --            --
Robert J. Fitzsimmons,
  Chairman                      1998         --        --           --          $310,625(7)             --            --
and Chief Executive Officer of  1997   $192,000        --           --                --                --       $15,706(11)
Eye Technology, Inc.(7).......  1996   $192,000        --           --                --                --       $15,706(11)
John M. Gallahan, Chief
  Executive                     1998   $159,280        --           --          $  2,000(8)             --            --
Officer and President of        1997   $178,192        --           --                --                --       $12,035(11)
Eye Technology, Inc.(8).......  1996   $120,384        --           --                --                --       $12,580(11)
Samuel P. Sears, Jr., Chairman
  and                           1998   $162,462        --           --          $  2,000(9)             --       $ 8,304(11)
Chief Executive Officer of      1997   $249,231        --           --                --                --       $12,809(11)
Eye Technology, Inc.(9).......  1996   $186,265        --           --                --                --       $ 9,743(11)
David P. Sheets, Chief
Executive Officer and
President of Eye Technology,
Inc. and Chief
Executive Officer and
  President                     1998   $118,269        --           --                --         1,000,000(10)        --
of Star Tobacco &               1997         --        --           --                --                --            --
Pharmaceutical, Inc.(10)......  1996         --        --           --                --                --            --

---------------
(1) The Company did not award any restricted stock or stock appreciation rights to the Named Executive Officers or make any long-term incentive plan payouts in 1996 or 1997. The value of the restricted stock has been determined by multiplying the number of shares by the closing sale price as of the day prior to the date of grant.

(2) Dr. DeLorenzo commenced employment with the Company in October 1998. During 1998, Dr. DeLorenzo did not receive compensation from the Company for serving as Chief Executive Officer other than reimbursement for expenses.

(3) Mr. McNulty was appointed to the position of Chief Financial Officer of the Company in October 1998.

(4)  Represents reimbursement for temporary housing in Petersburg, Virginia.

(5) Mr. Williams was appointed to the positions of Chief Operating Officer and Executive Vice President of the Company in October 1998.

(6)  Represents management fees paid to Mr. Williams.

(7) Mr. Fitzsimmons resigned his employment with the Company as of February 6, 1998 and in connection therewith he released the Company from any liability under the agreement in consideration for the issuance of 887,500 shares of Common Stock to Mr. Fitzsimmons. An option granted to Mr. Fitzsimmons in 1997 to purchase 150,000 shares of Common Stock was canceled in connection with his resignation.

(8) Mr. Gallahan resigned his employment with the Company as of June 30, 1999. On February 6, 1998, the Company issued to Mr. Gallahan 60.9756 shares of Series B Preferred Stock, which have been converted into 200,000 shares of Common Stock.

(9) Mr. Sears resigned his employment with the Company as of February 26, 1999. On February 6, 1998, the Company issued to Mr. Sears 60.9756 shares of Series B Preferred Stock, which have been converted into 200,000 shares of Common Stock.

(10) Mr. Sheets resigned his employment with the Company as of October 16, 1998. Mr. Sheets was granted an option to purchase up to 1,000,000 shares of Common Stock which was canceled in connection with Mr. Sheets' resignation.

(11) Represents reimbursement for automobile expenses.

                   TABLE OF OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                             POTENTIAL
                                                  INDIVIDUAL GRANTS                                     REALIZABLE VALUE AT
                                             ----------------------------                                ASSUMED RATES OF
                                               % OF TOTAL                                                   STOCK PRICE
                                                OPTIONS                                                  APPRECIATION FOR
                                               GRANTED TO     EXERCISE OR   MARKET PRICE                  OPTION TERM(1)
                                OPTIONS        EMPLOYEES         BASE         ON DATE      EXPIRATION   -------------------
        NAME                 GRANTED(2)(#)   IN FISCAL YEAR   PRICE($/SH)     OF GRANT        DATE       5%($)      10%($)
        ----                 -------------   --------------   -----------   ------------   ----------   -------    --------
Robert J. DeLorenzo......          --               --             --           --             --          --         --
James A. McNulty.........          --               --             --           --             --          --         --
Jonnie R. Williams.......          --               --             --           --             --          --         --
Robert J. Fitzsimmons....          --               --             --           --             --          --         --
John M. Gallahan.........          --               --             --           --             --          --         --
Samuel P. Sears, Jr......          --               --             --           --             --          --         --
David P. Sheets..........      1,000,000(3)       71.4%          $2.00          --          5/29/98        --         --

---------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company. If the Company's stock price were in fact to appreciate at the assumed 5% or 10% annual rate for the ten year term of these options, a $1,000 investment in the Common Stock of the Company would be worth $1,630 and $2,593, respectively, at the end of the term.

(2) The exercise prices were based on the fair market value (as determined in accordance with the Company's 1998 Stock Option Plan) of the shares of Common Stock at the time the options were granted. Generally, options terminate ten years after the date of grant or within three months following termination of the optionee's employment, whichever occurs earlier.

(3) Mr. Sheets' options were canceled in connection with his resignation as of October 16, 1998.

     The Company does not have a defined benefit or actuarial pension plan. During 1998, the Company did not have a "long-term incentive plan", and the Company did not make any "long-term incentive awards", as such terms are defined in Item 402 of Regulation S-B. During 1998, none of the Named Executive Officers exercised any stock options.

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

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     As of June 15, 1999, in consideration for Mr. Perito's resignation of full-time employment as a senior partner of PHJ&W, the Company entered into a three-year employment agreement with Mr. Perito pursuant to which the Company is obligated to pay Mr. Perito an annual salary of not less than $600,000 ("Base Salary"). In addition to the Base Salary, the Company has paid Mr. Perito $250,000 in the form of a signing bonus and will pay Mr. Perito an annual bonus in an amount not less than $250,000, based on the Company's and/or Mr. Perito's performance (as defined). The Company also is obligated to maintain for the term of the employment agreement a term life insurance policy in the amount of $1,500,000 and a disability insurance policy for the amount of $35,000 per month for the benefit of Mr. Perito and/or his beneficiaries.

     The Company also has sold 2,000,000 shares of Common Stock to Mr. Perito for $1.00 per share, for which Mr. Perito delivered to the Company a promissory note in the principal amount of $2,000,000, bearing interest at 7% per annum (the "Note"). The interest on the Note, which is non-recourse to Mr. Perito, is payable annually and the unpaid balance of the Note, a substantial portion of which is non-recourse to Mr. Perito, is payable in full on the fifth anniversary date of the Note. Under the employment agreement, Mr. Perito also was awarded a stock option to purchase up to 1,000,000 shares of Common Stock, at a purchase price of $1.688 per share, which was fully vested as of June 15, 1999.

     Upon termination by the Company of Mr. Perito's employment without Cause (as defined) or by Mr. Perito for Good Reason (as defined), the Company will be obligated to pay to Mr. Perito all salary, benefits, bonuses and other compensation that would be due under the employment agreement through the end of the term of the employment agreement. Upon termination of Mr. Perito's employment as a result of his death or disability, the Company will be obligated to pay to Mr. Perito all salary, benefits, bonuses and other compensation that would be due under the employment agreement for a period of one year from the date of such termination.

     In connection with certain transactions that may result in a change in voting control of the Company (each, a "Disposition Transaction") or certain changes in the Company's senior management, Mr. Perito will be entitled to terminate the employment agreement, to a one-time termination payment of $2,500,000 and to participate in the Disposition Transaction upon the same terms and conditions as certain principal stockholders of the Company. The Company also will be obligated to reimburse Mr. Perito for any taxes which may become due as a result of the application of Section 280G of the Internal Revenue Code of 1986, as amended, to the payment described in the preceding sentence.

     The employment agreement provides for Mr. Williams to provide security for the obligations of the Company thereunder.

     As of October 15, 1998, the Company entered into an employment agreement with Mr. McNulty pursuant to which the Company is obligated to pay Mr. McNulty an annual salary of not less than $200,000 ("Base Salary") which expires on January 15, 2000 and is subject to renewal for successive one year terms upon 30 days notice, at the discretion of the Company. In addition to the Base Salary, the Company agreed to reimburse Mr. McNulty for the reasonable costs and expenses of the use of an automobile and to reimburse Mr. McNulty for up to $20,000 of his temporary housing expenses.

     Mr. McNulty was awarded 100,000 shares of restricted Common Stock that vested on October 15, 1999. In addition, Mr. McNulty was granted a stock option to purchase up to 200,000 shares of Common Stock at an exercise price of $2.00 per share under the Company's 1998 Stock Option Plan, as amended. The option is fully vested as of October 15, 1999, subject to the Company's repurchase rights under certain circumstances in connection with a termination of Mr. McNulty's employment.

     Mr. McNulty's employment agreement also provides that in the event that Mr. McNulty is terminated by the Company without Cause (as defined) or Mr. McNulty terminates his employment with the Company for Good Reason (as defined), Mr. McNulty will receive a severance payment equal to three months of Mr. McNulty's then current Base Salary.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of October 29, 1999 certain information with respect to the beneficial ownership of the Company's Common Stock by each beneficial owner of more than 5% of the Company's voting securities, each Director and Named Executive Officer and all Directors and Officers and significant personnel of the Company as a group, except as qualified by the information set forth in the notes to this table.

                                                                 SHARES
                          NAME                            BENEFICIALLY OWNED(1)   PERCENTAGE OWNED(2)
                          ----                            ---------------------   -------------------
Regent Court Technologies, LLC..........................       34,012,064                58.1%
  709 The Hamptons Lane
  Chesterfield, MO 63017
Francis E. O'Donnell, Jr., M.D.(3)......................       36,280,426                62.0%
  709 The Hamptons Lane
  Chesterfield, MO 63017
Prometheus Pacific Growth Fund, LDC.....................        5,502,640                 9.4%
  P.O. Box 1062
  George Town, Grand Cayman, B.W.I.
Jonnie R. Williams(4)...................................       34,900,426                59.7%
  16 S. Market Street
  Petersburg, VA 23803
Robert J. DeLorenzo M.D., Ph.D., M.P.H.(5)..............          500,000                 2.6%
  Medical College of Virginia
  MCV Box 980599
  Richmond, VA 23298
Malcolm L. "Mac" Bailey(6)..............................          301,000                  *
  16 S. Market Street
  Petersburg, VA 23803
James A. McNulty(7).....................................          300,000                  *
  16 S. Market Street
  Petersburg, VA 23803
Leo S. Tonkin(8)........................................           50,000                  *
  c/o Washington Workshops Foundation
  3222 N St. N.W., Suite 340
  Washington, D.C. 20007
Mark W. Johnson(9)......................................           50,000                  *
  c/o Gilder Group
  174 Front Street, Suite A
  Housatonic, MA 01236
Paul L. Perito, Esquire(10).............................        3,000,000                 5.1%
  c/o Paul, Hastings, Janofsky & Walker LLP
  1299 Pennsylvania Avenue, 10th Floor
  Washington, D.C. 20004-2400
Elliot D. Prager, M.D.(11)..............................          125,460                  *
  1685 East Valley Road
  Montecito, CA 93108
Robert J. Fitzsimmons(12)...............................          730,500                 1.2%
John M. Gallahan(12)....................................          200,000                  *

                                                                 SHARES
                          NAME                            BENEFICIALLY OWNED(1)   PERCENTAGE OWNED(2)
                          ----                            ---------------------   -------------------
Samual P. Sears(12).....................................          203,000              *
David P. Sheets(12).....................................               --              *
All Directors and Named Executive Officers (12
  Persons)(13)..........................................       40,360,386                69.0%

---------------
 *   Less than one percent.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days, by December 28, 1999, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities but not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them.

(2) The "Percentage Owned" calculations are based on the outstanding shares of Common Stock as of October 29, 1999.

(3) Includes 2,268,362 shares owned by a trust for the benefit of Mr. Williams' children, over which Dr. O'Donnell has sole voting and investment power. Also includes 34,012,064 shares held by Regent Court Technologies, LLC ("Regent Court") of which Dr. O'Donnell is deemed to have beneficial ownership by virtue of his membership in Regent Court and over which he shares voting and investment power with Mr. Williams.

(4) Includes 888,362 shares held by Mr. Williams. Also includes 34,012,064 shares held by Regent Court of which Mr. Williams is deemed to have beneficial ownership by virtue of his membership in Regent Court and over which he shares voting and investment power with Dr. O'Donnell.

(5) Includes 30,000 shares held by Dr. DeLorenzo's children. Dr. DeLorenzo disclaims beneficial ownership of the shares held by his children. Excludes 1,000,000 shares which Dr. DeLorenzo has the right to acquire upon exercise of stock options which are not exercisable within 60 days.

(6) Includes 100,000 shares held by Mr. Bailey and 200,000 shares which Mr. Bailey has the right to acquire upon exercise of stock options.

(7) Includes 100,000 shares held by Mr. McNulty and 200,000 shares which Mr. McNulty has the right to acquire upon exercise of stock options.

(8) Includes 50,000 shares which Mr. Tonkin has the right to acquire upon exercise of stock options.

(9) Includes 50,000 shares which Mr. Johnson has the right to acquire upon exercise of stock options.

(10) Includes 2,000,000 shares held by Mr. Perito and 1,000,000 shares which Mr. Perito has the right to acquire upon exercise of stock options

(11) Includes 50,000 shares which Dr. Prager has the right to acquire upon exercise of stock options.

(12) This information relates to an individual who is no longer employed by the Company and reflects the Company's best knowledge, based on a review of publicly filed documents.

(13) Gives full effect to stock options, which are presently exercisable, held by executive officers and directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company acquired a facility in Petersburg, Virginia in June 1995 from a partnership comprised of Francis E. O'Donnell, Jr., M.D., Jonnie R. Williams and Paul Lamb, for a note in the principal amount of $300,000, which was subsequently reissued as three notes of $100,000 each payable to Dr. O'Donnell, a trust for the benefit of Mr. Williams' children and Mr. Lamb. The notes to Dr. O'Donnell and the Williams' childrens' trust were paid in February 1998. Principal payments of $15,000 have been made on the note to Mr. Lamb, including a $10,000 principal payment in December 1998. As of December 31, 1998, the principal balance of the note to Mr. Lamb was $85,000.

     Mr. Williams and Dr. O'Donnell jointly own an airplane. The Company has utilized the airplane for business travel throughout the United States and to Mexico to client locations that are not near airports with regularly scheduled or frequent commercial airline services. Payments made by the Company with respect to aircraft expenses were $185,000 in 1998 and $238,750 in 1997, and were billed at cost.

     During 1998 and 1997, Mr. Williams made loans to the Company on a short-term basis at the minimum level of interest provided for by the Internal Revenue Service. These loans amounted to $710,000 in 1998 and $265,000 in 1997. All such loans were repaid in full during the year in which they were made.

     Pursuant to a consulting agreement among the Company, Star Tobacco and Pharmaceuticals, Inc., the Company's wholly-owned subsidiary and Malcolm L. "Mac" Bailey, dated October 16, 1998, Mr. Bailey agreed to provide consulting and related services to assist the Company. The term of the consulting agreement is five years. The Company is required to pay Mr. Bailey $80,000 per year plus a commission of $.10 per pound on all tobacco that is cured with the Company's Processing Technology (as defined), provided that more than one million pounds of any and all tobacco is sold and/or processed with the Company's Processing Technology. If less than one million pounds of any and all tobacco is sold and/or processed with the Company's Processing Technology, Mr. Bailey will receive at least $40,000 plus $.10 per pound of tobacco processed.

     The Company paid to Golden Leaf Tobacco Company, a company owned by Mr. Bailey, approximately $158,000 in 1998 for the purchase of tobacco leaf and for services related to the Company's pilot project for its processed tobacco and the Company paid $32,000 to Golden Leaf Tobacco Company in 1997 for the purchase of tobacco leaf.

     During 1998, the Company made a loan to Mr. Fitzsimmons in the amount of $40,525 for which Mr. Fitzsimmons delivered to the Company a promissory note in the principal amount of $40,525, bearing interest at 9% per annum. As security for the payment in full of all amounts due under the note, Mr. Fitzsimmons granted to the Company a security interest in 20,000 shares of Common Stock owned by Mr. Fitzsimmons.

                            STOCKHOLDER INFORMATION

     ANY PERSON FROM WHOM PROXIES FOR THE MEETING ARE SOLICITED MAY OBTAIN, IF NOT ALREADY RECEIVED, FROM THE COMPANY, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, BY WRITTEN REQUEST ADDRESSED TO STAR SCIENTIFIC, INC., 16 SOUTH MARKET STREET, PETERSBURG, VIRGINIA 23803, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THE ANNUAL REPORT ON FORM 10-KSB IS NOT SOLICITING MATERIAL AND IS NOT INCORPORATED IN THIS DOCUMENT BY REFERENCE.

                          FUTURE STOCKHOLDER PROPOSALS

     The Company must receive at its principal office before March 1, 2000, any proposal which a stockholder wishes to submit for the 2000 Annual Meeting of Stockholders, if the proposal is to be considered by the Board of Directors for inclusion in the proxy materials for that meeting.

                                          Esteban A. Ferrer
                                          Secretary

November 11, 1999

                             STAR SCIENTIFIC, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 10, 1999

     Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

     James A. McNulty, Paul L. Perito and Jonnie R. Williams, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of Common Stock or Series B Convertible Preferred Stock of Star Scientific, Inc. held of record by the undersigned on October 29, 1999, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on December 10, 1999, and at any adjournments, which matters were unknown to the Board of Directors prior to making this solicitation, as if the undersigned were present and voting at the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL ITEMS.

                         Continued on the reverse side

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS.

ITEM I. ELECTION OF CLASS ONE DIRECTORS DULY NOMINATED AND LISTED BELOW:
          [ ] FOR all nominees                            [ ] TO WITHHOLD AUTHORITY
                                                           to vote for all nominees listed below
Nominees: Malcolm L. "Mac" Bailey, Paul L. Perito and Elliot D. Prager, M.D.
*INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE THAT NOMINEE'S NAME ON THE SPACE
              PROVIDED BELOW AND CHECK EXCEPTION BOX.
--------------------------------------------------------------------------------------------------------
ITEM II. RATIFICATION OF ACCOUNTANTS: Ratify the appointment of Aidman,
       Piser & Company, P.A. as independent accountants for 1999.
          [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

ITEM I.
          [ ] EXCEPTION*
Nominees
*INSTRUC
-------------------------------------------------------------------------------------------------------
ITEM II.
       P

                                           If you have noted an address change
                                           or comments on either side of this
                                           card, mark here:

                                           -------------------------------------

                                           -------------------------------------
                                           (NOTE: Signature should agree with
                                           the name stenciled hereon. When
                                           signing as executor, administrator,
                                           trustee, guardian or attorney, please
                                           give full title as such. For joint
                                           accounts or co-fiduciaries, all joint
                                           owners or co-fiduciaries should sign.
                                           For an account in the name of two or
                                           more persons, each should sign or if
                                           one signs, he or she should attach
                                           evidence of authority.)

                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Signature if held jointly

                                           Dated:

                    ---------------------------------------------------------- ,
                                           1999

   SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
               VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.